SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2003

CMGI, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23262 (Commission File Number)	04-2921333 (IRS Employer Identification No.)

100 Brickstone Square

Andover, Massachusetts 01810

(Address of Principal Executive Offices) (Zip Code)

(978) 684-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On March 3, 2003, infoUSA Inc. (“infoUSA”), and Yesmail, Inc., a majority-owned operating company of CMGI, Inc. (“Yesmail”), announced that infoUSA acquired Yesmail for cash pursuant to the terms of a definitive merger agreement on February 28, 2003. A copy of the press release is filed as an exhibit to this report.

Item 7.    Exhibits.

(c)	Exhibits.

The exhibits listed in the Exhibit Index immediately preceding such exhibits are filed with this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMGI, Inc.

Date: March 3, 2003	By:	/s/ THOMAS OBERDORF
Thomas Oberdorf Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 3, 2003.